EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2022 RESULTS

- Record Quarterly Revenues of $2.83 billion, 12.1% Increase Year-over-Year -
- Record Quarterly Diluted Earnings per Share of $2.16 -
- Record Remaining Performance Obligations of $7.10 billion, 32.0% Increase Year-over-Year -
- Increases 2022 Revenue Guidance to approximately $11.0 billion up from $10.8 billion -
- Increases 2022 Diluted Earnings per Share Guidance Range to $7.60 - $7.85 from $7.30 - $7.80 -
- Returned approximately $677 million to Shareholders YTD via Share Repurchases and Dividends -

NORWALK, CONNECTICUT, October 27, 2022 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2022.

For the third quarter of 2022, net income was $105.8 million, or $2.16 per diluted share, compared to net income of $99.7 million, or $1.85 per diluted share, for the third quarter of 2021. Revenues for the third quarter of 2022 totaled $2.83 billion, up 12.1% from the third quarter of 2021.

Operating income for the third quarter of 2022 was $150.1 million, or 5.3% of revenues, compared to operating income of $137.4 million, or 5.4% of revenues, for the third quarter of 2021. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $27.5 million and $29.1 million for the third quarter of 2022 and 2021, respectively.

Selling, general and administrative expenses for the third quarter of 2022 totaled $263.1 million, or 9.3% of revenues, compared to $243.9 million, or 9.7% of revenues, for the third quarter of 2021.

The Company's income tax rate for the third quarter of 2022 was 28.5% compared to an income tax rate of 27.2% for the third quarter of 2021.

Remaining performance obligations as of September 30, 2022 were $7.10 billion compared to $5.38 billion as of September 30, 2021. Remaining performance obligations grew approximately $1.72 billion year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company had an excellent quarter, building off the solid momentum from the first half of the year to deliver record quarterly revenues and diluted earnings per share. These strong results were delivered in the midst of a challenging macroeconomic landscape, a testament to our team’s ability to operate and adapt to changing conditions. Year-over-year revenues increased 12.1%, or 10.8% on an organic basis, driven by double-digit revenue growth in our U.S. Construction and U.S. Building Services segments.”
 – MORE –

EMCOR Reports Third Quarter Results	Page 2

Mr. Guzzi added, “Our U.S. Construction segments helped drive another quarter of solid top-line growth, up 14% year-over-year on a combined basis. Data center, semiconductor, and fire protection project awards continued to be very strong in the quarter. The supply chain environment remains very challenging and has not improved substantially over recent months. While we are improving how we are managing these challenges, project mix and supply chain issues did impact margins in our U.S. Electrical Construction segment during the quarter. Despite a difficult year-over-year comparison in our U.S. Building Services segment, we were able to achieve top-line growth of nearly 14% and expand operating margins to 6.4%. While the third quarter is seasonally the weakest quarter of the year for our U.S Industrial Services segment, we expect a normal fall turnaround schedule. Finally, our U.K. Building Services segment continues to perform very well. Foreign exchange headwinds more than offset the growth of the business in local currency terms, while operating income and operating margin improved despite these same headwinds.”

Revenues for the first nine months of 2022 totaled $8.13 billion, an increase of 11.9%, compared to $7.26 billion for the first nine months of 2021. Net income for the first nine months of 2022 was $279.8 million, or $5.50 per diluted share, compared to net income of $281.9 million, or $5.17 per diluted share, for the first nine months of 2021.

Operating income for the first nine months of 2022 was $387.7 million, representing an operating margin of 4.8%, compared to operating income of $387.8 million, representing an operating margin of 5.3% for the first nine months of 2021. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $80.6 million and $84.2 million for the first nine months of 2022 and 2021, respectively.

Selling, general and administrative expenses totaled $761.1 million, or 9.4% of revenues, for the first nine months of 2022, compared to $710.9 million, or 9.8% of revenues, for the first nine months of 2021.

Based on the year-to-date performance, EMCOR is raising its full year 2022 guidance for revenues and diluted earnings per share. The Company now expects full year 2022 revenues to be approximately $11.0 billion, an increase from the prior guidance of approximately $10.8 billion, and expects full-year diluted earnings per share in the range of $7.60 to $7.85 per share, an increase from the prior guidance range of $7.30 to $7.80 per share.

Mr. Guzzi concluded, “Given our strong year-to-date results, record remaining performance obligations, and continued optimism in our ability to successfully perform in this environment, we are raising our full year 2022 guidance for revenues and diluted earnings per share. Our confidence in our execution and prospects is also reflected in our return of nearly $677 million in cash to shareholders through share repurchases and dividends on a year-to-date basis, as well as our continued focus on acquiring assets that strengthen our geographic footprint and project and services capabilities. Thus far this year, we have spent $91.1 million in total on acquisitions, including our most recent acquisition of Boston area-based Gaston Electrical Co., LLC. We remain committed to our long standing balanced capital allocation strategy that has helped drive long-term value creation for our shareholders. The diversity of our business, strong financial position, and robust demand across all of our end markets positions us well for continued success even in this challenging environment. Our team’s proven ability to successfully navigate this environment only bolsters our confidence in the Company's future.”

 – MORE –

EMCOR Reports Third Quarter Results	Page 3

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 27, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of October 27, 2022 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to pursue acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; unfavorable developments in the mix of our business; and the continuing impact of the COVID-19 pandemic, including the nature, extent, and impact of future variant surges, as well as other health emergencies, and government orders and mandates related thereto, on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2021 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:
This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

 – MORE –

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenues	$2,826,361	$2,521,672	$8,126,298	$7,263,387
Cost of sales	2,413,130	2,140,329	6,977,504	6,164,692
Gross profit	413,231	381,343	1,148,794	1,098,695
Selling, general and administrative expenses	263,137	243,922	761,099	710,912
Operating income	150,094	137,421	387,695	387,783
Net periodic pension (cost) income	1,025	908	3,288	2,738
Interest expense, net	(3,194)	(1,286)	(6,234)	(3,965)
Income before income taxes	147,925	137,043	384,749	386,556
Income tax provision	42,153	37,303	104,927	104,523
Net income including noncontrolling interests	105,772	99,740	279,822	282,033
Net income attributable to noncontrolling interests	—	—	—	169
Net income attributable to EMCOR Group, Inc.	$105,772	$99,740	$279,822	$281,864

Basic earnings per common share	$2.16	$1.86	$5.52	$5.19

Diluted earnings per common share	$2.16	$1.85	$5.50	$5.17

Weighted average shares of common stock outstanding:
Basic	48,867,420	53,700,603	50,676,365	54,290,002
Diluted	49,050,151	53,984,658	50,873,375	54,559,721

Dividends declared per common share	$0.13	$0.13	$0.39	$0.39

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$403,816	$821,345
Accounts receivable, net	2,510,579	2,204,519
Contract assets	299,336	230,143
Inventories	101,874	54,098
Prepaid expenses and other	63,657	80,889
Total current assets	3,379,262	3,390,994
Property, plant and equipment, net	156,090	152,066
Operating lease right-of-use assets	262,976	260,778
Goodwill	916,812	890,268
Identifiable intangible assets, net	605,949	589,365
Other assets	117,640	157,975
Total assets	$5,438,729	$5,441,446
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$15,635	$16,235
Accounts payable	751,074	734,275
Contract liabilities	1,046,312	788,134
Accrued payroll and benefits	514,166	490,867
Other accrued expenses and liabilities	248,382	274,406
Operating lease liabilities, current	63,227	57,814
Total current liabilities	2,638,796	2,361,731
Borrowings under revolving credit facility	170,000	—
Long-term debt and finance lease liabilities	245,101	245,450
Operating lease liabilities, long-term	218,968	220,836
Other long-term obligations	323,442	360,340
Total liabilities	3,596,307	3,188,357
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,841,720	2,252,387
Noncontrolling interests	702	702
Total equity	1,842,422	2,253,089
Total liabilities and equity	$5,438,729	$5,441,446

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2022 and 2021
(In thousands) (Unaudited)

	2022	2021
Cash flows - operating activities:
Net income including noncontrolling interests	$279,822	$282,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,168	36,088
Amortization of identifiable intangible assets	45,465	48,159
Non-cash share-based compensation expense	9,322	8,467
Other reconciling items	(682)	2,803
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(130,741)	(263,609)
Net cash provided by operating activities	238,354	113,941
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(91,078)	(113,658)
Proceeds from sale or disposal of property, plant and equipment	6,897	1,930
Purchases of property, plant and equipment	(38,717)	(25,954)
Distributions from unconsolidated entities	—	196
Net cash used in investing activities	(122,898)	(137,486)
Cash flows - financing activities:
Proceeds from revolving credit facility	270,000	—
Repayments of revolving credit facility	(100,000)	—
Repayments of finance lease liabilities	(2,741)	(3,253)
Dividends paid to stockholders	(20,037)	(21,224)
Repurchases of common stock	(656,573)	(183,247)
Taxes paid related to net share settlements of equity awards	(7,295)	(4,020)
Issuances of common stock under employee stock purchase plan	6,097	5,418
Payments for contingent consideration arrangements	(2,049)	(6,758)
Distributions to noncontrolling interests	—	(43)
Net cash used in financing activities	(512,598)	(213,127)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(20,540)	(1,870)
Decrease in cash, cash equivalents, and restricted cash	(417,682)	(238,542)
Cash, cash equivalents, and restricted cash at beginning of year (1)	822,568	903,562
Cash, cash equivalents, and restricted cash at end of period (2)	$404,886	$665,020
_________
(1)Includes $1.2 million and $0.7 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2021 and 2020, respectively.
(2)Includes $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of September 30, 2022 and 2021.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$633,383	$530,950
United States mechanical construction and facilities services	1,117,388	1,004,407
United States building services	710,650	624,617
United States industrial services	247,239	232,218
Total United States operations	2,708,660	2,392,192
United Kingdom building services	117,701	129,480
Total operations	$2,826,361	$2,521,672

	For the nine months ended September 30,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,719,525	$1,482,475
United States mechanical construction and facilities services	3,184,205	2,887,572
United States building services	2,016,298	1,804,488
United States industrial services	842,524	702,763
Total United States operations	7,762,552	6,877,298
United Kingdom building services	363,746	386,089
Total operations	$8,126,298	$7,263,387

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$35,558	$44,284
United States mechanical construction and facilities services	90,952	80,797
United States building services	45,589	32,865
United States industrial services	(1,392)	(3,012)
Total United States operations	170,707	154,934
United Kingdom building services	8,369	6,582
Corporate administration	(28,982)	(24,095)
Total operations	150,094	137,421
Other items:
Net periodic pension (cost) income	1,025	908
Interest expense, net	(3,194)	(1,286)
Income before income taxes	$147,925	$137,043

	For the nine months ended September 30,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$90,646	$127,548
United States mechanical construction and facilities services	226,571	220,697
United States building services	107,672	96,523
United States industrial services	18,324	(5,663)
Total United States operations	443,213	439,105
United Kingdom building services	25,372	23,040
Corporate administration	(80,890)	(74,362)
Total operations	387,695	387,783
Other items:
Net periodic pension (cost) income	3,288	2,738
Interest expense, net	(6,234)	(3,965)
Income before income taxes	$384,749	$386,556

# # #